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                                                                     Exhibit 5.1



                          ____________________, 1997




New ZMAX Corporation
20251 Century Boulevard
Germantown, Maryland   20874

                  Re:      Form S-4 Registration Statement No. 333-29833

Ladies and Gentlemen:

         This opinion is given in connection with the filing by New ZMAX Corporation ("New ZMAX"), a Delaware corporation, of a Registration Statement on Form S-4 (the "Registration Statement"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of common stock, $.001 par value per share ("New ZMAX Common Stock") to be issued in connection with the proposed merger of ZMAX Corporation, a Nevada corporation ("Old ZMAX"), with and into New ZMAX (the "Merger").

         The Merger is intended to be effected pursuant to an Agreement and Plan of Merger dated as of June 10, 1997 (the "Merger Agreement") by and between Old ZMAX and New ZMAX, pursuant to which each outstanding share of the $.001 par value common stock of Old ZMAX (other than shares held by shareholders who perfect their dissenters' rights) will be converted into and exchanged for the right to receive one share of New ZMAX Common Stock.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereupon, we are of the opinion that the shares of New ZMAX Common Stock, upon issuance in accordance with the provisions of the Merger Agreement, which provisions include, but are not limited to, (i) obtaining the approval and adoption of the Merger Agreement by the shareholders of Old ZMAX, and (ii) completing the filings intended to effect the Merger in accordance with the Merger Agreement and the laws of the States of Nevada and Delaware, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement filed by you to effect registration of the shares of New ZMAX Common Stock to be issued in connection with the Merger, and to the reference to our firm under the caption "Legal Matters" in the Proxy Statement/Prospectus comprising a part of the Registration Statement.

                                                     Very truly yours,


                                         POWELL, GOLDSTEIN, FRAZER & MURPHY LLP